Bandwidth Announces Fourth Quarter and Full Year 2020 Financial Results
Fourth quarter total revenue of $113.0 million, up 82% year-over-year
Fourth quarter CPaaS revenue of $98.1 million, up 84% year-over-year
Fourth quarter dollar-based net retention rate of 133%

Raleigh, NC - February 25, 2021 - Bandwidth Inc. (NASDAQ: BAND), a leading enterprise cloud communications company, today announced financial results for the fourth quarter and full year ended December 31, 2020.
“The fourth quarter was a strong finish to a monumental year for Bandwidth. We fulfilled our mission to develop and deliver the power to communicate when America needed it most, and our team is grateful for the privilege to have served our customers through this difficult season. We’re proud of the results, including record annual CPaaS revenue growth and dollar-based net retention and an accelerated return to positive Non-GAAP net income,” stated David Morken, Chief Executive Officer of Bandwidth. “Today’s businesses demand sophisticated communications solutions provided as part of a dynamic platform, allowing for integration with adjacent applications, exponential scale, and unfettered creativity and flexibility. On the heels of our successful acquisition of Voxbone, I believe Bandwidth is uniquely positioned to meet those demands on a global scale. Our opportunities have never been greater.”

Fourth Quarter 2020 Financial Highlights
•Revenue: Total revenue for the fourth quarter of 2020 was $113.0 million, up 82% compared to $62.0 million in the fourth quarter of 2019. Within total revenue, CPaaS revenue was $98.1 million, up 84% compared to $53.4 million for the fourth quarter of 2019. Other revenue contributed the remaining $14.9 million for the fourth quarter of 2020. Other revenue was $8.6 million in the same period last year. Total, CPaaS and Other Revenue include $17.5 million, $16.6 million and $0.9 million respectively from Voxbone starting on November 1, 2020 (the date of acquisition).
•Gross Profit: Gross profit for the fourth quarter of 2020 was $51.7 million, compared to $29.0 million for the fourth quarter of 2019. Gross margin for the fourth quarter of 2020 was 46%, compared to 47% for the fourth quarter of 2019. Non-GAAP gross profit for the fourth quarter of 2020 was $55.8 million, compared to $31.1 million for the fourth quarter of 2019. Non-GAAP gross margin was 49% for the fourth quarter of 2020, compared to 50% for the fourth quarter of 2019.
•Net (Loss): Net loss for the fourth quarter of 2020 was $(19.9) million, or $(0.81) per share, based on 24.7 million weighted average shares outstanding. During the fourth quarter of 2019, net loss was $(2.0) million, or $(0.08) per share, based on 23.5 million weighted average shares outstanding.
•Non-GAAP Net Income (Loss): Non-GAAP net income for the fourth quarter of 2020 was $3.5 million, or $0.13 per share, based on 27.2 million weighted average diluted shares outstanding. This compares to a Non-GAAP net loss of $(0.5) million, or $(0.02) per share, based on 23.5 million weighted average shares outstanding for the fourth quarter of 2019.
•Adjusted EBITDA: Adjusted EBITDA was $8.3 million for the fourth quarter of 2020, compared to $1.2 million for the fourth quarter of 2019.

Full Year 2020 Financial Highlights
•Revenue: Total revenue for the full year of 2020 was $343.1 million, up 48% compared to $232.6 million in 2019. Within total revenue, CPaaS revenue was $298.1 million, up 51% compared to $197.9 million in 2019. Other revenue contributed the remaining $45.0 million for the full year of 2020, compared to $34.7 million for the full year of 2019. Total, CPaaS and Other Revenue include $17.5 million, $16.6 million and $0.9 million respectively from Voxbone starting on November 1, 2020 (the date of acquisition).
•Gross Profit: Gross profit for the full year of 2020 was $157.9 million, compared to $107.6 million in 2019. Gross margin for the full year of 2020 and 2019 was 46.0%. Non-GAAP gross profit for the full year of 2020 was $169.1 million, compared to $114.4 million in 2019. Non-GAAP gross margin was 49% for the full year of 2020 and 2019.
•Net Income: Net income for the full year of 2020 was $(44.0) million, or $(1.83) per share, based on 24.1 million weighted average diluted shares outstanding. This compares to net income of $2.5 million, or $0.10 per share, based on 23.9 million weighted average diluted shares outstanding in 2019.
•Non-GAAP Net Income (Loss): Non-GAAP net income for the full year of 2020 was $14.2 million, or $0.55 per share, based on 25.9 million weighted average shares outstanding. This compares to a Non-GAAP net loss of $(5.3) million, or $(0.23) per share, based on 22.6 million weighted average diluted shares outstanding in 2019.
•Adjusted EBITDA: Adjusted EBITDA was $26.2 million for the full year of 2020, compared to $(1.1) million in 2019.
Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

Fourth Quarter 2020 Key Metrics
•The number of active CPaaS customers was 2,848 as of December 31, 2020, an increase of 65% from 1,728 as of December 31, 2019. Active CPaaS customers in the current period include the contribution from Voxbone.
•The dollar-based net retention rate was 133% during the fourth quarter of 2020, compared to 113% during the fourth quarter of 2019. Voxbone results do not impact the calculation of this metric in the current period.
Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.
Financial Outlook
Bandwidth's outlook assumes current business conditions, current foreign currency exchange rates and includes the impact of the Voxbone acquisition. Bandwidth is providing guidance for its first quarter and full year 2021 as follows:
•First Quarter 2021 Guidance: CPaaS revenue is expected to be in the range of $96.6 million to $97.6 million. Total revenue is expected to be in the range of $108.0 million to $109.0 million. Non-GAAP earnings per share is expected to be in the range of $0.00 to $0.02 per share, using 27.5 million weighted average diluted shares outstanding.

•Full Year 2021 Guidance: CPaaS revenue is expected to be in the range of $413.3 million to $417.3 million. Total revenue is expected to be in the range of $460.4 million to $464.4 million. Non-GAAP earnings per share is expected to be in the range of $0.02 to $0.12 per share, using 27.5 million weighted average diluted shares outstanding.
Bandwidth has not reconciled its first quarter and full-year guidance related to non-GAAP net earnings or loss to GAAP net earnings or loss and non-GAAP earnings or loss per share to GAAP earnings or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Quarterly Conference Call
Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the fourth quarter ended December 31, 2020. To access this call, dial (855) 327-6837 for the U.S. or Canada, or (631) 891-4304 for callers outside the U.S. or Canada. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through March 4, 2021, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for callers outside the U.S. or Canada, and entering passcode 10012966.
About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a leading enterprise cloud communications company. Companies like Cisco, Google, Microsoft, RingCentral, Uber, and Zoom use Bandwidth’s APIs to easily embed voice, messaging and emergency services into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own IP voice network. More information available at www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the first quarter 2021 and full-year 2021, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, risks that the anticipated benefits of the acquisition of Voxbone may not be fully realized or may take longer to realize than expected, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation and amortization and stock-based compensation. We add back depreciation and amortization and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.

We define Non-GAAP net (loss) income as net (loss) income adjusted for certain items affecting period to period comparability. Non-GAAP net (loss) income excludes stock-based compensation, amortization of acquired intangible assets related to the Dash acquisition, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments, income tax (benefit) provision resulting from excess tax benefits associated with the exercise of stock options, vesting of restricted stock units and equity compensation, and expense resulting from recording the valuation allowance on our deferred tax assets (“DTA”).
We define adjusted EBITDA as net (loss) income adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, and loss (gain) from disposal of property and equipment. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.
Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2019	2020	2019	2020
Revenue	$62,003	$113,047	$232,594	$343,113
Cost of revenue	32,979	61,357	124,959	185,252
Gross profit	29,024	51,690	107,635	157,861
Operating expenses:
Research and development	8,149	12,743	31,461	42,059
Sales and marketing	9,373	13,479	35,020	40,552
General and administrative	14,963	37,685	58,847	88,755
Total operating expenses	32,485	63,907	125,328	171,366
Operating loss	(3,461)	(12,217)	(17,693)	(13,505)
Other income (expense), net	758	(6,487)	2,469	(15,467)
Loss before income taxes	(2,703)	(18,704)	(15,224)	(28,972)
Income tax benefit (provision)	747	(1,222)	17,718	(15,005)
Net (loss) income	$(1,956)	$(19,926)	$2,494	$(43,977)

Earnings per share:
Net (loss) income per share:
Basic	$(0.08)	$(0.81)	$0.11	$(1.83)
Diluted	$(0.08)	$(0.81)	$0.10	$(1.83)

Weighted average number of common shares outstanding:
Basic	23,493,181	24,650,258	22,640,461	24,092,574
Diluted	23,493,181	24,650,258	23,923,777	24,092,574

The Company recognized total stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2019	2020	2019	2020
Cost of revenue	$53	$47	$211	$208
Research and development	360	537	1,461	2,118
Sales and marketing	307	385	1,199	1,525
General and administrative	946	1,606	3,755	6,030
Total	$1,666	$2,575	$6,626	$9,881

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,	As of December 31,
	2019	2020
Assets
Current assets:
Cash and cash equivalents	$184,414	$72,163
Restricted cash	590	9,274
Other investments	—	40,000
Accounts receivable, net of allowance for doubtful accounts	30,187	55,243
Prepaid expenses and other current assets	9,260	14,508
Deferred costs	2,498	2,411
Total current assets	226,949	193,599
Property and equipment, net	41,654	51,645
Operating right-of-use asset	21,031	19,491
Intangible assets, net	6,569	248,055
Deferred costs, non-current	1,952	3,604
Other long-term assets	1,533	1,975
Goodwill	6,867	372,239
Deferred tax asset	34,861	—
Total assets	$341,416	$890,608
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,190	$11,665
Accrued expenses and other current liabilities	27,328	63,065
Current portion of deferred revenue	5,177	6,515
Advanced billings	4,167	5,429
Operating lease liability, current	4,876	5,515
Total current liabilities	45,738	92,189
Other liabilities, net of current portion	—	1,707
Operating lease liability, net of current portion	19,868	17,202
Deferred revenue, net of current portion	5,720	6,386
Deferred tax liability	—	61,005
Convertible senior notes	—	282,196
Total liabilities	71,326	460,685
Stockholders’ equity:
Class A and Class B common stock	24	24
Additional paid-in capital	275,553	451,463
Accumulated deficit	(5,528)	(49,505)
Accumulated other comprehensive income	41	27,941
Total stockholders’ equity	270,090	429,923
Total liabilities and stockholders’ equity	$341,416	$890,608

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year ended December 31,
	2019	2020
Cash flows from operating activities
Net income (loss)	$2,494	$(43,977)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	9,538	16,803
Right-of-use asset amortization	4,269	4,812
Accretion of bond discount	(700)	—
Gain on sale of marketable securities	(4)	—
Amortization of debt discount and issuance costs	177	15,647
Stock-based compensation	6,626	9,881
Deferred taxes	(17,502)	14,266
Loss on disposal of property and equipment	456	334
Changes in operating assets and liabilities:
Accounts receivable	(6,178)	(18,832)
Prepaid expenses and other assets	(4,176)	(2,258)
Deferred costs	(69)	(1,565)
Accounts payable	1,145	315
Accrued expenses and other liabilities	5,474	11,548
Deferred revenue and advanced billings	554	2,845
Operating right-of-use liability	(3,357)	(5,301)
Net cash (used in) provided by operating activities	(1,253)	4,518
Cash flows from investing activities
Purchase of property and equipment	(22,215)	(12,273)
Capitalized software development costs	(3,544)	(2,319)
Purchase of marketable securities	(68,361)	—
Proceeds from sales and maturities of marketable securities	86,467	—
Purchase of other investments	—	(230,780)
Proceeds from sales and maturities of other investments	—	190,780
Acquisition, net of cash acquired	—	(400,493)
Net cash used in investing activities	(7,653)	(455,085)
Cash flows from financing activities
Payments on finance leases	—	(28)
Proceeds from the follow-on public offering, net of underwriting discounts	147,391	—
Payment of costs related to the follow-on public offering	(757)	—
Proceeds from issuance of convertible senior notes	—	400,000
Payment of debt issuance costs	(167)	(11,990)
Purchase of capped call	—	(43,320)
Proceeds from exercises of stock options	7,357	4,073
Value of equity awards withheld for tax liabilities	(1,406)	(1,844)
Net cash provided by financing activities	152,418	346,891
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9)	109
Net increase (decrease) in cash, cash equivalents, and restricted cash	143,503	(103,567)
Cash, cash equivalents, and restricted cash, beginning of period	41,501	185,004
Cash, cash equivalents, and restricted cash, end of period	$185,004	$81,437

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
Consolidated

	Three months ended December 31,		Year ended December 31,
	2019	2020	2019	2020
Consolidated Gross Profit	$29,024	$51,690	$107,635	$157,861
Consolidated Gross Profit Margin %	47%	46%	46%	46%
Depreciation	2,060	2,578	6,583	9,536
Amortization of acquired intangible assets	—	1,445	—	1,445
Stock-based compensation	53	47	211	208
Non-GAAP Gross Profit	$31,137	$55,760	$114,429	$169,050
Non-GAAP Gross Margin %	50%	49%	49%	49%
By Segment
CPaaS

	Three months ended December 31,		Year ended December 31,
	2019	2020	2019	2020
CPaaS Gross Profit	$24,170	$45,892	$87,601	$137,384
CPaaS Gross Profit Margin %	45%	47%	44%	46%
Depreciation	2,060	2,578	6,583	9,536
Amortization of acquired intangible assets	—	1,445	—	1,445
Stock-based compensation	53	47	211	208
Non-GAAP CPaaS Gross Profit	$26,283	$49,962	$94,395	$148,573
Non-GAAP CPaaS Gross Margin %	49%	51%	48%	50%
Other
There are no non-GAAP adjustments to gross profit for the Other segment.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net (Loss) Income

	Three months ended December 31,		Year ended December 31,
	2019	2020	2019	2020

Net (loss) income	$(1,956)	$(19,926)	$2,494	$(43,977)
Stock-based compensation	1,666	2,575	6,626	9,881
Amortization of acquired intangibles	130	3,276	520	3,666
Amortization of debt discount and issuance costs for convertible debt	—	4,713	—	15,565
Acquisition-related expenses	—	12,713	—	14,458
Loss on disposal of property and equipment	102	71	456	334
Estimated tax effects of adjustments (1)	(459)	(758)	(1,914)	(758)
Valuation allowance (2)	—	851	—	15,024
Income tax benefit of equity compensation	4	—	(13,484)	—
Non-GAAP net (loss) income	$(513)	$3,515	$(5,302)	$14,193

Net (loss) income per share
Basic	$(0.08)	$(0.81)	$0.11	$(1.83)
Diluted	$(0.08)	$(0.81)	$0.10	$(1.83)

Non-GAAP net (loss) income per Non-GAAP share
Basic	$(0.02)	$0.14	$(0.23)	$0.59
Diluted	$(0.02)	$0.13	$(0.23)	$0.55

Non-GAAP weighted average number of shares outstanding
Non-GAAP basic shares	23,493,181	24,650,258	22,640,461	24,092,574
Convertible debt conversion	—	1,967,546	—	1,022,941
Stock options issued and outstanding	—	243,936	—	443,738
Nonvested RSUs outstanding	—	353,367	—	352,854
Non-GAAP diluted shares	23,493,181	27,215,107	22,640,461	25,912,107
________________________
(1) The Non-GAAP tax-effect is determined using a blended rate of statutory tax rates in the jurisdictions where the Company has tax filings. When the Company has a valuation allowance recorded and no tax benefits will be recognized, the rate is considered to be zero. The rate was 25.2% and 1.8% for the years ended December 31, 2019 and 2020, respectively.
(2) The Company recognized a tax expense of $0 and $15,024 to record a valuation allowance on U.S. deferred tax assets in the years ended December 31, 2019 and 2020, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2019	2020	2019	2020
Net (loss) income	$(1,956)	$(19,926)	$2,494	$(43,977)
Income tax (benefit) provision (1) (2)	(747)	1,222	(17,718)	15,005
Interest (income) expense, net	(748)	4,749	(2,446)	13,672
Depreciation	2,780	3,600	9,018	13,137
Amortization	130	3,276	520	3,666
Acquisition-related expenses	—	12,713	—	14,458
Stock-based compensation	1,666	2,575	6,626	9,881
Loss on disposal of property and equipment	102	71	456	334
Adjusted EBITDA	$1,227	$8,280	$(1,050)	$26,176
________________________
(1) Includes excess tax benefits associated with the exercise of stock options and vesting of restricted stock units of $13,484 and $0 in the years ended December 31, 2019 and 2020, respectively.
(2) Includes $0 and $15,024 of tax expense to record a valuation allowance on U.S. deferred tax assets in the years ended December 31, 2019 and 2020, respectively.

Free Cash Flow

	Three months ended December 31,		Year ended December 31,
	2019	2020	2019	2020
Net cash provided by (used in) operating activities	$2,227	$(6,813)	$(1,253)	$4,518
Net cash used in investing in capital assets (1)	(9,922)	(3,210)	(25,759)	(14,592)
Free cash flow	$(7,695)	$(10,023)	$(27,012)	$(10,074)
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.

Investor Contacts
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com

Marc P. Griffin
ICR, Inc., for Bandwidth
919-283-5993
ir@bandwidth.com